Exhibit 99.1

www.casipharmaceuticals.com

CASI PHARMACEUTICALS ANNOUNCES

Preliminary Fourth Quarter and Full-Year 2020 Revenues

and Provides Business Updates

~ Expects to Report EVOMELA® (melphalan for injection) Fourth Quarter 2020 Unaudited Revenue of Approximately $4.8 Million and Full-Year 2020 Unaudited Revenue of Approximately $15 Million, exceeding guidance~

~ Continued pre-commercialization preparations ahead of anticipated China NDA filing of CD19 CAR-T program in 2021~

ROCKVILLE, MD., and BEIJING (February 16, 2021) CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a U.S. biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products, today announced preliminary and unaudited revenues for the fourth quarter and full-year 2020 and provided an update on key highlights for 2021.

Wei-Wu He, Ph.D., CASI’s Chairman and Chief Executive Officer, commented, “We have taken a number of important strides as an organization in 2020, with four strategic pillars underpinning our overall corporate strategy: (1) Steady growth through ongoing business development, punctuated by the announcement of our licensing agreement with BioInvent in the fourth quarter, (2) Continued pre-commercialization preparations ahead of anticipated China NDA filing of CNCT19, CD19 CAR-T program, (3) Continued progress with respect to our current clinical pipeline, and (4) Strategic marketing execution and physician education with our commercial product, EVOMELA. Thanks to the tireless efforts of the CASI team, we have been able to successfully drive these initiatives forward and position ourselves for continued execution excellence in 2021.”

Dr. He continued, “While the ongoing pandemic continues to present an array of headwinds from a macro perspective, our plans for 2021 are no less ambitious. We will continue to evaluate potential partners and/or assets that are tactically aligned with our own strategic growth objectives. We also expect to provide several key pipeline updates this year and remain on track to initiate our CID-103 study in multiple myeloma patients in the first quarter, while closely collaborating with our partners, Juventas and BioInvent, as they continue to execute internally. Our commercial team is making extensive preparations for the launch of CNCT19, for which Juventas is expecting to file a New Drug Application (NDA) with the National Medical Product Administration (NMPA) in 2021. And finally, we are pleased by the steady growth we have observed with EVOMELA, which has benefitted substantially from our continued marketing efforts and the manufacturing change we made in the second quarter; we look forward to reporting on our continued progress in the months to come.”

Preliminary and Unaudited Fourth Quarter and Unaudited Full-Year 2020 Revenues, Cash Position, and 2021 EVOMELA® (melphalan for injection) Revenue Guidance

•	The Company anticipates that it will report EVOMELA revenue of approximately $4.8 million for the fourth quarter ended December 31, 2020, and approximately $15 million for the full-year ended December 31, 2020, exceeding its projected $14 million guidance, and representing a 269% percent increase over 2019 revenue of $4.1 million.

•	The Company is targeting full-year 2021 revenue guidance of more than 50% growth over 2020 for EVOMELA.

•	CASI expects to report approximately $57.1 million of cash and cash equivalents as of December 31, 2020.

•	The Company’s fourth quarter and full-year 2020 revenues are preliminary and are subject to the completion of the Company’s 2020 audit. Complete fourth quarter and full-year 2020 financial results will be reported in March.

Key Highlights for 2021

CASI plans to continue to advance pipeline products through clinical trial stages in China and globally.

•	As previously announced, CNCT19 received Breakthrough Therapy Designation based on initial data from the ongoing single-arm, open-label, non-randomized, dose-escalation, Phase 1 study designed to determine the safety and efficacy of CNCT19 in B-ALL. The Phase 2 registration study in patients with B-NHL is currently enrolling, and we expect Juventas to initiate the Phase II registration study in B-ALL in Q1 2021. The commercial team is making preparations for the launch of CNCT19, for which Juventas is expecting to file an NDA with the NMPA in 2021.

•	Recently, the Company’s partner BioInvent presented early clinical data from their Phase 1/2a trial on BI-1206. Objective responses (2CRs, 4 PRs) were demonstrated in 6 out of 9 patients evaluated, providing exciting evidence that BI-1206 has the potential to restore the activity of rituximab in non-Hodgkin’s lymphoma patients who have relapsed after treatment with rituximab. CASI intends to file an IND for BI-1206 with the NMPA in 2021 to start the clinical trials in China.

•	Prior to EVOMELA’s entry into the Chinese market, an average of 800 stem cell transplants per year were conducted in the multiple myeloma (MM) treatment setting. Following EVOMELA’s launch in August of 2019, CASI worked closely with KOLs to drive market awareness and expedite adoption in the Chinese market. In 2020, more than 2,600 patients were treated with EVOMELA, representing a more than threefold increase over the previous year’s median usage. CASI continues to pursue a similar strategy with respect to marketing efforts and physician visits to further accelerate the adoption of stem cell transplantation as a standard of care in the MM treatment setting and will continue working to address the persistent high unmet need in this patient population.

•	Based on the current environment and timetable of our clinical sites, CASI is targeting the CID-103 Phase 1 study initiation in the first quarter of 2021.

•	Additionally, CASI plans to continue its commitment to actively engage in business development opportunities that will bring meaningful therapies to patients that fit within its product portfolio this year.

About CASI Pharmaceuticals

CASI Pharmaceuticals, Inc. is a U.S. biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products in China, the United States, and throughout the world. The Company is focused on acquiring, developing and commercializing products that augment its hematology oncology therapeutic focus as well as other areas of unmet medical need. The Company intends to execute its plan to become a leader by launching medicines in the greater China market leveraging the Company’s China-based regulatory and commercial competencies and its global drug development expertise. The Company’s operations in China are conducted through its wholly-owned subsidiary, CASI Pharmaceuticals (China) Co., Ltd., which is located in Beijing, China. The Company has built a commercial team of more than 80 hematology and oncology sales and marketing specialists based in China. More information on CASI is available at www.casipharmaceuticals.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals including, without limitation, statements regarding expected operating results, such as revenue growth, and the timing of clinical trials and regulatory approvals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors. Actual results could differ materially from those currently anticipated due to a number of factors, including: the difficulty of executing our business strategy in China; the development of major public health concerns, including the coronavirus or other pandemics arising in China or elsewhere; our lack of experience in manufacturing products and uncertainty about our resources and capabilities to do so on a clinical or commercial scale; risks relating to the commercialization, if any, of our products and proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); our inability to predict when or if our product candidates will be approved for marketing by the FDA, NMPA, or other regulatory authorities; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; the volatility in the market price of our common stock; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms if at all; risks associated with CID-103, CNCT19, and our other early-stage products under development; risks that result in preclinical and early clinical models are not necessarily indicative of later clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; our ability to protect our intellectual property rights; the lack of success in the clinical development of any of our products; and our dependence on third parties. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

EVOMELA® is proprietary to Acrotech Biopharma LLC and its affiliates.

COMPANY CONTACT: Weihao Xu Chief Financial Officer CASI Pharmaceuticals, Inc. 240.864.2643 ir@casipharmaceuticals.com	INVESTOR CONTACT: Jennifer Porcelli Solebury Trout 646.378.2962 jporcelli@troutgroup.com